News Release
Document Security Systems, Inc. 585.325.3610

For Immediate Release

Document Security Systems, Inc. Reports Third Quarter 2009 Operating Results

-- Sales Revenue increase 53%

--  Operating expenses decrease by 24%

--  Net loss decreases 64%

ROCHESTER, NY, November 16, 2009 — Document Security Systems, Inc. (NYSE AMEX: DMC; "DSS"), a leader in patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, reported results for the third quarter ended September 30, 2009.

Revenue for the third quarter of 2009 was $2.6 million, an increase of 52.6% over the third quarter of 2008, primarily due to security and commercial print sales, which increased 68.4% during the quarter and reflects the impact of the Company’s acquisition of DPI Secuprint, a commercial printer, in December, 2008.

Third Quarter Financial Highlights

•	Sales of $2.6 million increased 52.6% compared to the third quarter of 2008.
•	Sales increased 13.6% sequentially over the second quarter of 2009.
•	Third quarter gross profit margins at 38.3% compared to 56.6% in the third quarter of 2008.
•	Operating expenses decreased by 24.3% compared to the third quarter of 2008.
•	Net Loss decreased by 64.2% to $955,000 compared to $2,663,000 in the third quarter of 2008.
•	Net loss per share of $(0.06) compared to $(0.19) in the third quarter of 2008.
•	Adjusted EBITDA. (See Reconciliation of GAAP to Non-GAAP Financial Measures table) loss of $407,000 as compared to a loss of $348,000 in the third quarter of 2008.

First Nine Months Financial Highlights

•	Sales of $7.6 million increased 42.2% compared to the first nine months of 2008.
•	Gross profit of $2.8 million compared to $3.0 million in the first nine months of 2008, a decrease of 6.3%.
•	Operating expenses decreased by 39.1% compared to the first nine months of 2008.
•	Net Loss decreased by 59.6% to $2,873,000 compared to the $6,182,000 in the first nine months of 2008.
•	Net loss per share of $(0.20) compared to $(0.45) in the third quarter of 2008.
•	Adjusted EBITDA. (See Reconciliation of GAAP to Non-GAAP Financial Measures table) loss of $1,339,000 as compared to a loss of $1,526,000 in first nine months of 2008.

Other Corporate Developments

•	DSS’s AuthentiGuard DeterX™ Security Paper approved as an “HP Indigo Certified Substrate”.
•	Completion of first step of spin-off and planned stock dividend of Legalstore.com division.
•	Completed $1,491,000 private placement.
•	Signed 4 year distribution deal with Samsung S1 Corporation, Seoul, South Korea.
•	Produced 4 million secure financial instruments containing our anti-counterfeiting technologies since January 1, 2009 – none have been reported counterfeited.
•	We have attracted 5 new large fortune 500 clients for whom we manufacture print products containing our security technologies.

Robert Fagenson, Chairman of the Board of Document Security Systems, stated “During the third quarter of 2009, we saw a rebound of customer demand as sales grew 14% from the second quarter of this year.   While still below levels we are targeting, we are encouraged by the results.”

Document Security System’s CEO Patrick White said, “The third quarter financial results further point to the improvement of our business over 2008.  We are involved in several new significant revenue opportunities which could quickly improve our financial results. Based on our new cost structure and revenue opportunity pipeline we believe that we are very well positioned for future success.”

About Document Security Systems, Inc
Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets.

More information about Document Security Systems, Inc can be found at www.documentsecurity.com and www.plasticprintingprofessionals.com, www.legalstore.com, www.protectedpaper.com and www.dpirochester.com.

Safe Harbor Statement
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expectations for future financial performance, potential sales from new and existing customers, expected benefits from the Company's cost cutting efforts, the potential sale of Legalstore.com, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. all of which involve uncertainty and risk. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, the risks referred to above, and changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

TABLES FOLLOW.
DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	% change	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	% change	Three Months Ended June 30, 2009	% change
Revenue
Security and commercial printing	$2,247,000	$1,334,000	68.4%	$6,605,000	$3,421,000	93.1%	1,942,000	15.7%
Technology license royalties and digital solutions	204,000	189,000	7.9%	619,000	1,427,000	-56.6%	191,000	6.8%
Legal products	102,000	150,000	-32.0%	355,000	483,000	-26.5%	115,000	-11.3%
Total Revenue	2,553,000	1,673,000	52.6%	7,579,000	5,331,000	42.2%	2,248,000	13.6%

Costs of revenue
Security and commercial printing	$1,516,000	$636,000	138.4%	$4,547,000	$2,028,000	124.2%	1,496,000	1.3%
Technology license royalties and digital solutions	4,000	4,000	0.0%	11,000	11,000	0.0%	4,000	0.0%
Legal products	56,000	86,000	-34.9%	179,000	258,000	-30.6%	60,000	-6.7%
Total cost of revenue	1,576,000	726,000	117.1%	4,737,000	2,297,000	106.2%	1,560,000	1.0%

Gross profit
Security and commercial printing	731,000	698,000	4.7%	2,058,000	1,393,000	47.7%	446,000	63.9%
Technology license royalties and digital solutions	200,000	185,000	8.1%	608,000	1,416,000	-57.1%	187,000	7.0%
Legal products	46,000	64,000	-28.1%	176,000	225,000	-21.8%	55,000	-16.4%
Total gross profit	977,000	947,000	3.2%	2,842,000	3,034,000	-6.3%	688,000	42.0%
Gross profit margin	38.3%	56.6%		37.5%	56.9%		30.6%	25.0%
Operating Expenses
Sales, general and administrative compensation	$855,000	$539,000	58.6%	$2,713,000	$1,622,000	67.3%	$835,000	2.4%
Professional Fees	147,000	206,000	-28.6%	434,000	780,000	-44.4%	40,000	267.5%
Sales and marketing	34,000	204,000	-83.3%	105,000	892,000	-88.2%	11,000	209.1%
Research and development	61,000	73,000	-16.4%	223,000	322,000	-30.7%	75,000	-18.7%
Rent and utilities	129,000	122,000	5.7%	399,000	322,000	23.9%	115,000	12.2%
Other	197,000	197,000	0.0%	452,000	580,000	-22.1%	70,000	181.4%
	$1,423,000	$1,341,000	6.1%	$4,326,000	$4,518,000	-4.2%	$1,146,000	24.2%

Other Operating Expenses
Depreciation and amortization	36,000	42,000	-14.3%	116,000	126,000	-7.9%	40,000	-10.0%
Stock based payments	38,000	480,000	-92.1%	(79,000)	1,506,000	-105.2%	28,000	35.7%
Impairment of patent defense costs	-	-	0.0%	-	292,000	0.0%	-
Amortization of intangibles	324,000	541,000	-40.1%	971,000	1,605,000	-39.5%	324,000	0.0%
	398,000	1,063,000	-62.6%	1,008,000	3,529,000	-71.4%	392,000	1.5%

Total Operating Expenses	1,821,000	2,404,000	-24.3%	5,334,000	8,047,000	-33.7%	1,538,000	18.4%

Operating loss	(844,000)	(1,457,000)	-42.1%	(2,492,000)	(5,013,000)	-50.3%	(850,000)	-0.7%

Other income (expense):
Interest income	18,000	-	0.0%	18,000	-		-
Gain/(Loss) on foreign currency adjustments	(1,000)	8,000	-112.5%	10,000	(17,000)	-158.8%	12,000	-108.3%
Interest expense	(58,000)	(41,000)	41.5%	(207,000)	(95,000)	117.9%	(68,000)	-14.7%
Amortizaton of note discount	(64,000)	-		(189,000)	-	0.0%	(64,000)	0.0%
Loss on sale of patent assets	-	(1,170,000)		-	(1,170,000)		-
Other income	-	-		-	126,000	0.0%	-

Other income (expense), net	(105,000)	(1,203,000)	-92.8%	(368,000)	(1,156,000)	-68.2%	(120,000)	-12.5%

Loss before income taxes	(949,000)	(2,660,000)	-65.0%	(2,860,000)	(6,169,000)	-53.6%	(970,000)	-2.2%

Income taxes	5,000	5,000	-	14,000	10,000	-	5,000	0.0%

Net loss	$(954,000)	$(2,664,000)	-64.9%	$(2,873,000)	$(6,182,000)	-53.5%	$(975,000)	-2.2%

Net loss per share, basic and diluted	$(0.06)	$(0.19)	-68.4%	$(0.20)	$(0.45)	-55.6%	$(0.07)	-14.3%

Weighted average common shares outstanding, basic and diluted	14,711,105	14,286,192	3.0%	14,510,056	13,879,891	4.5%	14,417,699	2.0%

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES
Consolidated Balance Sheets
As of

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$423,076	$87,820
Restricted cash	-	131,004
Accounts receivable, net of allowance
of $36,000 ($50,000- 2008)	1,341,464	1,284,208
Inventory	237,623	359,034
Loans to employees	-	67,781
Prepaid expenses and other current assets	125,129	75,066
		-
Total current assets	2,127,292	2,004,913

Assets held for sale	255,372	-
Fixed assets, net	1,349,020	1,517,357
Other assets	315,508	264,529
Goodwill	1,315,721	1,396,734
Other intangible assets, net	1,972,375	2,873,789
Total assets	$7,335,288	$8,057,322

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,779,018	$1,411,942
Accrued expenses & other current liabilities	933,951	1,312,745
Deferred revenue & customer deposits	25,273	30,193
Revolving notes from related parties	3,033,000	-
Short-term debt, net of discount of $58,000 ($247,000 -2008)	841,722	652,511
Current portion of capital lease obligations	75,721	78,367
Total current liabilities	6,688,685	3,485,758

Liabilities held for sale	24,036	-
Revolving notes from related parties	-	2,283,000
Capital lease obligations	206,956	210,365
Deferred tax liability	66,092	51,878
Commitments and contingencies (see Note 9)

Stockholders' equity
Common stock, $.02 par value;
200,000,000 shares authorized,
14,974,062 shares issued and outstanding (14,369,764 in 2008) (325,000 subscribed in 2008)	299,481	287,395
Additional paid-in capital	35,422,864	35,538,695
Common stock subscriptions receivable	-	(1,300,000)
Accumulated deficit	(35,372,826)	(32,499,769)
Total stockholders' equity	349,519	2,026,321
Total liabilities and stockholders' equity	$7,335,288	$8,057,322

Adjusted EBITDA:  Non-GAAP Financial Performance Measure

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	% change	2009	2008	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(955,000)	$(2,664,000)	-64%	$(2,873,000)	$(6,182,000)	-54%
Add back:
Depreciation	77,000	79,000	-3%	250,000	237,000	5%
Amortization of Intangibles	324,000	541,000	-40%	971,000	1,605,000	-40%
Stock based payments	38,000	480,000	-92%	(79,000)	1,536,000	-105%
Impairment of patent defense costs	-	1,170,000		-	1,170,000
Interest Income	(18,000)	-	0%	(18,000)	(1,000)	0%
Interest Expense	58,000	41,000	41%	207,000	95,000	118%
Amortization of bond discount	64,000			189,000	-	0%
Income Taxes	5,000	5,000	-	14,000	14,000	-

Adjusted EBITDA	(407,000)	(348,000)	17%	(1,339,000)	(1,526,000)	-12%

   The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.

Document Security Systems considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock based compensation. Document Security Systems believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.